Exhibit B-5


                              Articles of Incorporation
                             (as amended August 1, 1996)

                                      __________


               In compliance with the requirements of the Business Corporation Law, approved on the 5th day of May, A.D., 1933, P.L. 364, as amended, the undersigned who is a person of full age, desiring that he may be incorporated as a business corporation does hereby certify:

               First:    The name of the Corporation is:

                                  GPU Service, Inc.

               Second:   The location and post office address of the
               Corporation's initial registered office in this Commonwealth is 2800 Pottsville Pike, Muhlenberg Township, Reading, Berks County.

               Third:    The purposes of the Corporation are as follows:

                    To conduct and carry on, to the extent permitted by
               law, the business of providing services in matters relating to the ownership, maintenance, operation, management or control of public utility and other corporations, companies, associations, partnerships, organizations and other businesses;

                    To purchase or otherwise acquire, hold, own sell, lease
               or otherwise dispose of real property, improved or unimproved, personal property, tangible or intangible, including without limitation, stocks, bonds, and other securities, patents, licenses, goods, wares and merchandise of every description which the Corporation may use in its business;

                    To have unlimited power to engage in and to do any
               lawful act concerning any and all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania under the provisions of which the Corporation is incorporated.

               Fourth:   The duration of the Corporation is perpetual.

               Fifth:    The aggregate number of shares which the
               Corporation shall have authority to issue is Five Thousand (5,000) shares of common stock of the par value of Ten Dollars ($10) per share.

               Sixth:    The name and address of the incorporator and the
               number and class of shares subscribed by him are:





                                          2


                    W. G. Kuhns              10 shares of common stock
                    11 Stonehurst Drive      ($10 par value)
                    Tenafly, New Jersey

               Seventh: The number of directors of the Corporation shall be not less than three nor more than nine. The number of directors within said minimum and maximum limits which shall constitute the Board of Directors shall be specified in the By-Laws of the Corporation.

               IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 31st day of July, 1996.

                                        /s/ J. R. Leva

          Approved and filed in the Department of State on August 1, 1996.


                                        Secretary of the Commonwealth